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                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement is entered into as of this 19th day of May, 1996 between FINANCING FOR SCIENCE INTERNATIONAL, INC., a Delaware corporation having its principal offices in Farmington, Connecticut (the "Company") and ROBERT W. MAXWELL (the "Executive").

                              W I T N E S S E T H :

Recitals.

         Executive is employed by the Company as its President. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the business of the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which will ensure that the compensation and benefits expectations of the Executive will continue to be satisfied. The Company and the Executive have therefore agreed that if the Executive should cease to be President of the Company by reason of a Change of Control as set forth in this Agreement, his employment will be continued in another capacity for a specified period;

         NOW, THEREFORE, the Company and the Executive, in consideration of the mutual promises set forth below, agree as follows:

         1. Executive to Serve as President. The Executive shall continue to act as President of the Company, subject to the direction and control of the Executive Committee of the Board.

         2. Definitions. The phrase "Change of Control," as used in this Agreement, shall mean an acquisition of the Company by means of a merger or consolidation or purchase
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of substantially all of its assets if and when incident thereto (a) the composition of the Board changes so that a majority of the Board is not comprised of individuals who were members of the Board immediately prior to such merger, consolidation or purchase of assets or (b) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender of their stock, cash or other securities or a combination of the two.

         The word "cause", as used in this Agreement, shall mean conviction of a felony or other crime involving moral turpitude, material breach by Executive of his obligations under this Agreement, fraud or bankruptcy or insolvency of the Executive, his refusal to follow reasonable orders or directions of the Board or any other act or action which constitutes a material violation by Executive of his fiduciary duty to the Company.

         3. Employment Term. (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section 3(d) below) on which a Change of Control occurs (the "Effective Date") and shall expire on the first anniversary of the Effective Date. (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has effectuated a Change in Control or (2) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment. (c) If, on the Effective Date, the Executive is not employed by the Company for any reason (except as provided in Section 3(b)), the Executive shall receive none of the benefits provided for in this Agreement and the Executive shall not be obligated under any provisions of this Agreement except for those found in Section 16 hereof. (d) For purposes of this Agreement, the "Protected Period" shall be the two (2) year period commencing on the date hereof.

         4. Employment. (a) Subject to the provisions of Sections 10, 11, 12 and 13 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term unless he elects to

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resign from employment with the Company in accordance with Section 12 hereof.
During the Employment Term, the Executive shall be employed as the President of the Company or in another senior executive capacity. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in similar executive capacities. He shall also promote, by entertainment or otherwise, the business of the Company. (b) During the Employment Term, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote all of his time and attention during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may (1) serve on corporate, civil or charitable boards or committees and (2) manage personal investments so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         5. Compensation. The Company shall pay to the Executive during the Employment Term a salary equal to the Executive's salary in effect immediately prior to the Effective Date. Presently the Executive receives an annual salary of $187,500 and is also entitled to receive a bonus attributable to the operations of the Company in calendar year 1996 as determined by action of the Executive Compensation Committee of the Board of Directors of the Company which bonus customarily ranges in amount between 20% and 30% of the annual compensation level of the Executive. Payment of the annual salary shall be made twice monthly and be appropriately prorated during the first and last month of the Employment Term.

         6. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the

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Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life and travel accident insurance benefit plans. Unless otherwise provided, herein, the compensation and benefits under, and the Executive's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally, but in no event on a basis less favorable in terms of benefit levels and coverage than the most favorable of such plans, practices and programs covering the Executive at any time within ninety (90) days preceding the Effective Date, or if more favorable, at any time thereafter.

         7. Executive Benefits. During the Employment Term, the Executive shall be entitled to participate in all executive benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to executives of the Company. Any such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities than the most favorable benefit levels and reward opportunities applicable to the Executive at any time within ninety (90) days preceding the Effective Date, or if more favorable, at any time thereafter. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

         8. Other Benefits. (a) During the Employment Term, the Executive shall be entitled to all fringe benefits and perquisites (e.g., company cars, club dues, physical examinations, financial planning and tax preparation services) generally made available by the Company to its executives. Unless otherwise provided herein, the fringe benefits and perquisites provided to the Executive shall be on the same basis and terms as other similarly situated executives of the Company, but in no event shall be less favorable than the most favorable fringe benefits and perquisites applicable to the Executive at any time within ninety (90) days preceding the Effective Date, or if more favorable, at any time thereafter. (b) The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably

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incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

         9. Vacation and Sick Leave. During the Employment Term, the Executive shall be entitled to (a) an annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company and (b) sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

         10. Termination for Cause. The Executive's employment by the Company during the Employment Period may be terminated by the Company for "cause" as defined in Section 2 hereof, but no such termination shall be deemed to have taken place unless (i) the Company has given the Executive written notice alleging the Executive to be guilty of the purported offense or conduct set forth in the aforesaid definition of "cause" and specifying the particulars thereof in detail, (ii) the Executive has been given a reasonable time and fails to cure the conduct or offense of which he was given notice by the Company, if the conduct or offense is such that it may be cured by reasonable action on the part of the Executive and (iii) the Executive has been provided an opportunity to be heard by the Board of Directors of the Acquiring Entity (as defined in Section 11 hereof) with respect to the conduct or offense complained of. If, in fact, the Executive's employment is terminated during the Employment Term by the Company for Cause, as defined in Section 2, after adherence to the procedures set forth in this Section 10, the Company shall pay the Executive all amounts earned or accrued but not paid to the Executive through the date of termination, including (i) salary and incentive compensation, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company and (iii) vacation pay.

         11. Constructive Termination. The Executive shall be deemed "Constructively Terminated" if a Change of Control, as defined in this Agreement, occurs, and if the Company or its successor, acquiror or the surviving entity (any such successor, acquiror or surviving entity being herein called the "Acquiring Entity"), (i) fails to keep the Executive in

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an executive position with substantial duties and responsibilities commensurate with his age, experience and prior level of responsibility (provided that the Executive will not be deemed Constructively Terminated solely because he does not retain the title of President), or (ii) requires the Executive to spend significantly more of his working time than he presently does outside of Farmington, Connecticut. In the event the Executive is Constructively Terminated, he shall have no further obligation to perform duties for either the Company or the Acquiring Entity, but (i) he shall continue to be compensated and receive benefits in accordance with Sections 5 through 8 of this Agreement from the Company or the Acquiring Entity, as the case may be, and (ii) any such termination and receipt of those benefits by the Executive shall not preclude the Executive from receiving severance or termination benefits from the Acquiring Entity, provided that any amounts then payable hereunder shall reduce amounts payable under any such severance or termination benefits from the Acquiring Entity.

         12. Termination by Resignation. At any time during the Employment Term, the Executive may resign by giving written notice to the Company. In such event, the Company shall pay the Executive all amounts earned or accrued but not paid to the Executive through the date of resignation, including (i) salary and incentive compensation, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company and (iii) vacation pay. Following such resignation, the Company shall have no further obligations to the Executive, and the Executive shall not be bound by any of the obligations provided for herein, except for those obligations found in Section 16.

         13. Termination Due to the Executive's Death. If the Executive should die during the Employment Term, the Executive's testamentary successors shall receive the compensation to which the Executive is entitled pursuant to the terms of Section 5, for a period of time equal to six months from the date of death or through the end of the Employment Term, whichever is shorter. The Company shall fund the obligation provided for in this Section 13 by the purchase of a term life insurance policy on the life of the Executive whose proceeds will be utilized by the Company to fund the payment of this obligation in the event of the Executive's death, but any failure by the Company to procure

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such a policy of term life insurance or to apply any proceeds thereof to the payment of this obligation shall not relieve the Company of the obligation provided for in this Section 13.

         14. Company's Right to Increase Compensation. Nothing in this Agreement shall be construed to restrict the Company from increasing the Executive's compensation, which includes but is not limited to salary, benefits, bonuses, and stock options under the Company's stock option plan during the Protected Period, or under the Acquiring Entity's stock option plan during the Employment Term.

         15. Non-Compete. During the Employment Term, the Executive will not compete directly or indirectly with the Company or the Acquiring Entity (whether as a principal, stockholder, lender, employee, officer, director, partner, joint venturer, owner, consultant or otherwise) or be directly or indirectly interested in any business competing with the business being conducted by the Company or the Acquiring Entity. Ownership of less than 1 percent of the issued and outstanding capital stock of any corporation the stock of which is listed upon a national exchange or regularly quoted by the National Association of Security Dealers Automated Quotation (NASDAQ) shall not by itself be deemed to be competition for purposes of this Section.

         16. Trade Secrets. The Executive shall regard and preserve as confidential and not use, communicate or disclose to any person, orally, in writing or by a publication, any secret or confidential information of the Company, regardless of where or when or how acquired by the Company, or confidential information of others which the Company is obligated to maintain in confidence. This obligation shall exist during the Protected Period and beyond the Protected Period until such information becomes a matter of public knowledge through no act of the Executive. Upon any termination of employment of the Executive by the Company, the Executive agrees to return to employer all documents, writings, drawings and other property of the Company within his custody and control.

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         17. Entire Agreement. This Agreement embodies the whole understanding between the parties hereto with respect to the subject matter hereof and supersedes all earlier agreements. There are no inducements, promises, terms, conditions or obligations made or entered into by either party other than as contained herein.

         18. Modification. This Agreement may not be changed orally, but only by means of an agreement in writing signed by the parties hereto.

         19. Waiver. The waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

         20. Applicable Law. This Agreement shall be governed and construed in accordance with the law of the State of Connecticut.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

                                       FINANCING FOR SCIENCE
                                       INTERNATIONAL, INC.

  /s/  Robert W. Maxwell               By  /s/ Barry R. Bronfin
- ------------------------------         ---------------------------------------
Robert W. Maxwell                      Barry R. Bronfin
Executive                              Its Chairman of the Board and
                                          Chief Executive Officer
                                       Hereunto duly authorized

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